UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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INTELLIGENT SYSTEMS CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOU ARE INVITED TO attend the Annual Meeting of Shareholders of Intelligent Systems Corporation on Thursday, May 27, 2021 at 4:00 p.m., local time, at our principal executive offices located at 4355 Shackleford Road, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:

1.	The election of one director to the Board of Directors to serve until the 2024 Annual Meeting;

2.	Approval, by a non-binding, advisory vote, of the compensation of our named executive officers; and

3.	Other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 5, 2021 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2020 Annual Report to Shareholders is enclosed in the same document as the Proxy Statement.

By order of the Board of Directors,

Matthew A. White
Secretary

April 9, 2021

Please complete and return the enclosed proxy promptly so that your vote may be recorded

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 27, 2021

We are sending this Proxy Statement to the shareholders of Intelligent Systems Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Intelligent Systems Corporation and any adjournment thereof. The Annual Meeting will be held on May 27, 2021 at our principal executive offices located at 4355 Shackleford Road, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to mail this Proxy Statement and the accompanying proxy to shareholders on or about April 9, 2021.

VOTING

General

The securities that can be voted at the Annual Meeting consist of common stock of Intelligent Systems Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. There are no cumulative voting rights. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on April 5, 2021. On that date, we had outstanding and entitled to vote 8,882,350 shares of common stock with each share entitled to one vote.

Quorum

A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares subject to abstentions or broker non-votes as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes occur when a bank, broker, or other nominee of shares held in street name is not permitted to vote without instructions from the shareholder and such instructions have not been given. Abstentions and broker non-votes are not counted as a vote cast and will have no effect on the vote on any proposal.

Required Vote

J. Leland Strange, the incumbent nominee for election as director, will be reelected if more votes are cast “For” than are cast “Against” him.  If more votes are cast Against, the nominee is required to submit his resignation subject to acceptance by the Board.  The other members of the Board will determine the action to be taken with respect to the resignation and will publicly announce their decision and the rationale therefor.

With respect to Proposal 2 – TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, the proposal will be approved if more votes are cast “For” than are cast “Against” the proposal.  The proposal is advisory and nonbinding.  The Board will review the result of the vote and take it into account when making future compensation decisions.

Proxies

At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to each proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to a proposal to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” such proposal. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you voting instructions for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.

You may revoke your proxy in connection with this solicitation at any time prior to voting at the Annual Meeting by:

●	giving written notice to the Secretary of the company at 4355 Shackleford Road, Norcross, Georgia 30093, or

●	executing and delivering to the Secretary a later dated proxy, or

●	voting in person at the Annual Meeting.

You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.

We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

Dissenters’ Rights of Appraisal

There are no dissenters’ rights of appraisal with respect to the matters being acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information concerning the persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2021, and the ownership of our common stock as of that date by each director and director nominee, each executive officer named in the Summary Compensation Table and by all directors, director nominees and named executive officers as a group. There are no arrangements known to us which may result in change of control of the company.

Beneficial Owner	Address	Shares Beneficially Owned [a,b]	Percent of Class [a]
J. Leland Strange [c] Chairman of the Board, President, CEO	4355 Shackleford Road Norcross, GA 30093	1,548,188	17.4%
Clifford N. Burnstein [d]	729 7th Avenue New York, NY 10019	835,445	9.4%
Wallace R. Weitz & Company [e]	1125 South 103rd St., Suite 200 Omaha, NE 68124	750,000	8.4%
Janus Henderson Group PLC [f]	201 Bishopsgate EC2m 3AE, United Kingdom	481,061	5.4%
BlackRock, Inc. [g]	55 East 52nd Street New York, NY 1005	474,379	5.3%
A. Russell Chandler, III, Director [h]		37,460	*
Philip H. Moise, Director		18,910	*
Elizabeth W. Camp, Director		1,460	*
Matthew A. White Chief Financial Officer and Corporate Secretary		20,000	*
All Directors and Named Executive Officers as a Group (5 persons)		1,626,018	18.3%

a.

Except as otherwise noted, beneficial ownership is determined on the basis of 8,882,350 shares of common stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to beneficially own shares of the company’s common stock if that person has or shares “voting power”, which includes the power to vote or to direct the voting of a security, or “investment power”, which includes the power to dispose of or to direct the disposition of a security. An asterisk indicates beneficial ownership of less than 1 percent. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

b.	Includes 45,000 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2021 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Mr. White include 20,000 shares for shares underlying stock options exercisable at March 15, 2021 or within sixty days of such date. The amount reported for Mr. Moise includes 14,000 shares for shares underlying stock options exercisable at March 15, 2021, or within sixty days of such date. The amount reported for Mr. Chandler includes 11,000 shares for shares underlying stock options exercisable at March 15, 2021, or within sixty days of such date.

c.	Shares are jointly owned by J. Leland Strange and Jane H. Strange, Mr. Strange’s wife.

d.

Based solely on information set forth in a Schedule 13D filed on August 3, 2009, in which Clifford N. Burnstein, an individual, reported beneficial ownership of 835,445 shares of common stock, of which Clifford N. Burnstein has the sole power to vote and to dispose.

e.

Based solely on information set forth in a Schedule 13G filed on January 6, 2021, in which Wallace R. Weitz and Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 750,000 shares of common stock, of which Wallace R. Weitz and Company has the sole power to vote and to dispose.

f.

Based solely on information set forth in a Schedule 13G filed on February 12, 2021, in which Janus Henderson Group PLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 481,061 shares of common stock, of which Janus Henderson Group PLC has the sole power to vote and to dispose.

g.	Based solely on information set forth in a Schedule 13G filed on February 2, 2021, in which BlackRock, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 474,379 shares of common stock, of which BlackRock, Inc. has the sole power to vote and to dispose.

h.	Includes 8,000 shares owned by a not-for-profit trust controlled by Mr. Chandler.

PROPOSAL 1 – THE ELECTION OF ONE DIRECTOR

Nominee

At the Annual Meeting of Shareholders, shareholders will elect one director to the Board to serve a three-year term until the 2024 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed in the following table for each category of directors, or upon their earlier death, resignation or removal from office.

If the nominee withdraws for any reason or is not able to continue to serve as a director, the proxy will be voted for another person designated by the Board as substitute nominee, but in no event will the proxy be voted for more than one nominee. The Board has no reason to believe that the nominee will not serve if elected.

The Board has nominated the person named in the following table to serve as a director of the company. The nominee and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2021.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT ONE NOMINEE TO SERVE AS A DIRECTOR OF THE COMPANY.

Name	Age	Position / Principal Occupation
Nominee for election to serve until the 2024 Annual Meeting
J. Leland Strange	79	Director, Chairman of the Board, President and Chief Executive Officer

Incumbent directors elected to serve until the 2023 Annual Meeting
Elizabeth W. Camp 1 & 2	69	Director, President and Chief Executive Officer of DF Management, Inc.
A. Russell Chandler, III 1 & 2	76	Director, Retired, Chairman of Whitehall Group, Ltd.

Incumbent director elected to serve until the 2022 Annual Meeting
Philip H. Moise 1 & 2	71	Director, Retired Executive Vice President and General Counsel of Immucor, Inc.

1.	Audit Committee
2.	Compensation Committee

A. Russell Chandler, III, has served as a director since 2017. Mr. Chandler has served as a director of Miller Industries, Inc., a publicly traded manufacturer of towing and recovery equipment, since April 1994. He is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as Chairman of Precyse Technologies Inc. in 2010 and as its Chief Executive Officer through May 2013. Mr. Chandler served as Chairman of Datapath, Inc., a company that built mobile communications trailers for military applications, from October 2004 until June 2006 and he served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August 1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as its President and Chief Executive Officer until its sale in 1983. The Board considered Mr. Chandler’s extensive experience as an executive and long term tenure as a member of the board of directors of a publicly traded company, as well as his operational and strategic insight in determining that he should serve as a director of the company. The Board has determined that Mr. Chandler qualifies as an independent director under the applicable rules of NYSE American.

Philip H. Moise has served as a director since 2013. Mr. Moise served as Executive Vice President, General Counsel and Secretary of Immucor, Inc. from 2007 until 2012. Immucor manufactures and sells instruments and reagents used to classify components of human blood prior to blood therapies and transfusions. Previously a publicly-held company, Immucor was acquired and taken private in 2011. Before joining Immucor, Mr. Moise was in the private practice of law for almost 30 years, where he represented public and private companies in the technology and life sciences industries. He represented Intelligent Systems for approximately 25 years before joining Immucor in 2007. The Board considered Mr. Moise’s familiarity with the company’s business and history; his business experience as an executive with a publicly traded company; his extensive legal background and experience in corporate transactions and corporate governance; and his familiarity with board and regulatory matters impacting publicly traded companies in determining that he should serve as a director of the company. The Board has determined that Mr. Moise qualifies as an independent director under the applicable rules of NYSE American.

Elizabeth W. Camp has served as a director since 2020. She is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously and for 16 years, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company. Before its sale in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants in nine states. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia, as well as a master’s degree in taxation from Georgetown Law Center. Ms. Camp is a current director or trustee on the boards of several non-profit organizations, including the Woodruff Arts Foundation, University of Georgia Foundation, the Atlanta chapter of the NACD, and the Boy Scouts of America, Atlanta Area Council. She has received the designation of Board Leadership Fellow by the NACD and is an independent member of the board of directors of Genuine Parts Company, a public company engaged in the global distribution of automotive and industrial replacement parts, where she serves on its audit committee. Ms. Camp is the Lead Director and Chair of the Corporate Governance and Nominating Committee of Synovus Financial Corp and formerly served as Chair of its Audit and Compensation Committees. The Board considered Ms. Camp’s background as an executive officer, her experience on public-company boards of directors, particularly in the banking industry, her experience in management and auditing and her expertise in accounting, tax and legal matters in determining that she should serve as a director of the company. The Board has determined that Ms. Camp qualifies as an independent director under the rules of NYSE American.

J. Leland Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board since 1985. He is being nominated for re-election to the Board for a three-year term ending in 2024. The Board considered Mr. Strange’s many years of experience as the company’s CEO, his familiarity with the industries and customers which our operating companies serve, and his past experience on several boards of directors and audit and compensation committees of other publicly traded companies in determining that he should serve as a director of the company.

There are no family relationships among any of the company’s directors or executive officers.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to an evaluation of the ability and integrity of any director, executive officer or control person of the company during the past ten years. On or about February 14, 2020, two purported shareholders, derivatively and on behalf of the company, filed substantially similar shareholder derivative actions in the Eastern District of New York against certain current and former directors and officers (the “Individual Defendants”), and the company as a nominal defendant.  The complaints assert claims against Messrs. Strange, Moise, Petit, Fuzzell and Chandler for a violation of Section 14(a) of the Securities Exchange Act by issuing purportedly misleading statements in the company’s 2017 and 2018 Proxies, and against the Individual Defendants for breaches of fiduciary duty, waste of corporate assets, and unjust enrichment arising out of, among other things, purportedly undisclosed related party transactions and other relationships as well as certain allegations against former director Parker H. Petit in connection with his former position with MiMedx, Inc. and other companies. The relief sought in the complaints includes changes to the company’s corporate governance procedures, unspecified damages, equitable relief, restitution, and attorney’s fees and costs.

Three of the directors and all of the members of the Audit Committee are independent, as such term is defined in the listing standards of the NYSE American and the rules of the SEC. The Audit Committee meets the composition requirements of NYSE American’s listing standards for Small Business Issuers (as defined by the rules of NYSE American).

Board Leadership Structure and Role in Risk Oversight

The Chief Executive Officer serves as Chairman of the Board of Directors of the company. Given the size and scope of the company’s operations, the company believes that the leadership structure of the Board, consisting of four directors of which three are independent, is appropriate. There is no lead independent director because there has been no need for such a role based on the continuity resulting from the tenure of the directors and the small size of the Board. Given the character, size and scope of the company’s operations and the stability and long tenure of its workforce and management team, there is limited exposure to external risks other than general business, product and market risks. The company has limited, if any, exposure related to financial instruments, environmental issues, off balance sheet entities and such external risks. The Audit Committee, which consists of the independent directors, provides risk oversight as part of the company’s internal controls process and regularly reviews reports from management and external auditors on risk analysis and tests of the design and effectiveness of the company’s internal controls. The Board considered and has determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the company. This determination was based on the limited nature of the company’s compensation program.

Meetings and Committees of the Board of Directors

The Board met ten times during the year ended December 31, 2020. The Board has established an Audit Committee and a Compensation Committee but has no nominating committee. The Audit Committee of the Board met five times in 2020. During 2020, the Audit Committee consisted of Mr. Chandler (chair), Mr. Moise and Ms. Camp. In 2020, the Audit Committee appointed the company’s independent auditor to review its report on the 2020 audit and the 2020 quarterly reviews, and carried out a number of other responsibilities, as outlined in the Audit Committee Charter.

All members of the Audit Committee currently meet the applicable independence and qualifications standards of the NYSE American. The Board has determined that Mr. Chandler is a financial expert as defined by the rules of the SEC and is financially sophisticated as defined in the listing standards of NYSE American. The Board based this determination, in part, on Mr. Chandler’s experience in actively supervising senior financial and accounting personnel and in overseeing the preparation of financial statements as the audit committee chair of publicly-traded companies.

The Board has a Compensation Committee consisting of three independent directors, Mr. Chandler, Mr. Moise (chair) and Ms. Camp. The Compensation Committee met once in 2020. The Compensation Committee reviews, makes recommendations and approves the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans covering executive officers or directors as well as administering the company’s option plans. The Compensation Committee does not have a charter. Neither the Compensation Committee nor management has engaged a compensation consultant to provide advice or recommendations on the form or amount of executive or director compensation. From time to time, the Compensation Committee has sought input from publicly available data compiled by executive officers of the company relating to compensation paid to executive officers and directors in similar size, publicly traded companies in the same geographic area as the company is located. The Compensation Committee has also solicited input from the CEO with respect to compensation of non-CEO executive officers.

The Compensation Committee considers compensation data based on a comparator group. Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The peer group is constructed to target Intelligent Systems near the median of the composite ranking of the financial and operating metrics of the companies in the comparator group. The comparator group used in 2019 to set 2020 compensation was:

PaySign	American Software	GreenSky	Usio

In 2020, each director attended all meetings of the Board and Committees on which they served.

The company does not currently have a standing nominating committee. Please see “Nominations Process” for information regarding the company’s policies and procedures for director nominations.

Executive Officers

The following information is provided about our non-director executive officer:

Name	Age	Position / Principal Occupation
Matthew A. White	39	Chief Financial Officer and Secretary

Matthew A. White was elected on January 22, 2019, as Chief Financial Officer and Corporate Secretary. Mr. White was previously serving as VP Finance and CFO of CoreCard Software, the main operating subsidiary of Intelligent Systems and he will continue to serve in that role. Prior to joining CoreCard Software Mr. White held various accounting and financial reporting positions at Humana and, most recently, Equifax. Prior to that he was a Senior Manager in the audit practice at Deloitte and is a licensed CPA.

The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards.	Other Annual Compensation	Total
		$	$	$	$	$
J. Leland Strange	2020	350,000	350,000	--	4,073	704,073
President & Chief Executive Officer	2019	300,000	350,000	--	4,200	654,200

Matthew A. White	2020	200,000	60,000	--	1,949	261,949
Chief Financial Officer & Secretary	2019	180,000	20,000	380,400	1,955	582,355

The table above sets forth information regarding compensation awarded to, earned by or paid to the company’s CEO and the company’s most highly compensated person serving as an executive officer during the fiscal year other than the CEO (the “Named Executive Officers”). The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties; align pay with creating shareholder value; minimize risky behavior; and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of executives and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company. None of the Named Executive Officers has an employment agreement with the company and the company does not have any corporate non-equity incentive plans or nonqualified deferred compensation plans. From time to time, officers may be awarded bonuses to recognize achievement of corporate or subsidiary goals or other accomplishments. Mr. Strange and Mr. White were awarded bonuses in 2019 and 2020 in recognition of the growth of the company in 2019 and 2020. No options were re-priced in the two year period ended December 31, 2020. All Other Annual Compensation shown above includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested. It is our policy to provide executives with the same benefits provided to other employees with respect to medical, dental, life insurance and 401(k) plans.

Outstanding Equity Awards at Fiscal Year End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
J. Leland Strange	22,500 [1]	--	$1.72	02/28/2021
	45,000 [2]	--	$1.52	08/01/2021
Matthew A. White	10,000	30,000 [3]	$19.99	01/21/2029

1.	Stock options were issued on March 1, 2011 and vested in one third increments on the first, second and third anniversaries of the grant date.
2.	Stock options were issued on August 2, 2011 and vested in one third increments on the first, second and third anniversaries of the grant date.
3.	Stock options were issued on January 22, 2019 and vest in one third increments on the first, second and third anniversaries of the grant date.

The company does not have any Stock Award Plans and does not have any plans for executive officers that provide for the payment of retirement benefits.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of December 31, 2020 about the company’s common stock that may be issued under the 2011 Non-Employee Directors’ Stock Option Plan, the 2003 Stock Incentive Plan, as amended in 2011, the 2015 Stock Incentive Plan and the 2020 Non-Employee Directors’ Stock Incentive Plan. All plans were approved by shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders [1]	126,500	$ 8.94	885,620
Equity compensation plans not approved by security holders	--	--	--
Total	126,500	$ 8.94	885,620

1.	Information pertains to the 2003 Stock Incentive Plan, the 2011 Non-Employee Directors’ Stock Option Plan, the 2015 Stock Incentive Plan and the 2020 Non-Employee Directors’ Stock Incentive Plan.

Director Compensation

The table below sets forth all compensation earned by non-executive directors in the year ended December 31, 2020. The company has a Non-Employee Directors’ Stock Incentive Plan, which allows for an annual grant of $50,000 of common stock with the number of shares determined by the closing price on the date of the Annual Meeting.

	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Name	$	$	$
A. Russell Chandler, III	50,000	50,000	100,000
Philip H. Moise	50,000	50,000	100,000
Elizabeth W. Camp	20,833	50,000	70,833
1.

Pursuant to the 2020 Non-Employee Directors’ Stock Incentive Plan, in 2020 each director received 1,460 shares of common stock based on the closing price as of the date of the 2020 Annual Meeting for a total fair value of $50,000 each.

In 2020, all non-employee directors had the same compensation plan. There was no additional compensation for serving on a committee of the Board of Directors. Total cash compensation for annual board service was $50,000, earned quarterly. Effective August 7, 2020, the company adopted the 2020 Non-Employee Directors’ Stock Incentive Plan, which allows for an annual grant of $50,000 of common stock with the number of shares determined by the closing price on the date of the Annual Meeting.

Audit Committee Report

The Audit Committee Charter, which is reviewed annually, includes organization and membership requirements, a statement of policy and the Committee's authority and responsibilities.

Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2020 and through March 15, 2021, among its other activities, the Audit Committee:

●	engaged the independent auditors and established their compensation;

●	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2020 and 2019 and for the years then ended;

●	discussed with the independent auditors their reviews of the quarterly unaudited financial statements of the company for fiscal 2020;

●	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

●	received from the independent auditors the written disclosures and written affirmation of their independence required by PCAOB Rule 3526 and discussed with the auditors the firm’s independence.

Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

A. Russell Chandler, III (Chair)

Philip H. Moise

Elizabeth W. Camp

Nominations Process

The Board has not appointed a standing nominating committee or adopted a formal nominating committee charter because the Board has determined that due to the size, make-up, independence, long tenure and relatively low turnover of the current Board, there would be limited benefit to the company or its shareholders to do so. Currently, A. Russell Chandler, III, Philip H. Moise and Elizabeth W. Camp, all of whom meet the applicable NYSE American independence requirements, participate in the consideration of director nominees. The same individuals also nominate the officers of the company for election by the Board.

The Board has not previously formed a policy with respect to consideration of candidates nominated by shareholders since there have been no such nominations. However, it is the Board’s intent to consider any security holder nominees that may be properly and timely put forth in the future. The Board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. The company does not have a specific policy with respect to diversity in identifying nominees for director. In considering nominations for the 2021 Annual Meeting, the Board reviewed the appropriate size of the Board and the skills and characteristics of directors in the context of the current make-up, background and experience of the Board and the requirements and needs of the company in the foreseeable future. Security holders wishing to nominate a candidate for consideration at the Annual Meeting of Shareholders in 2021 should submit the nominee’s name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should be addressed to the Board in care of the Secretary of the company and be received no later than 60 days before the date of the Annual Meeting of Shareholders. The Board will evaluate any such nominees in a manner similar to that for all director nominees.

Communication Between Security Holders and the Board of Directors

Security holders wishing to communicate with members of the Board should send a letter to the Secretary of the company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board identified by the security holder or, if no individual director is identified, to all members of the Board. The company has not in the past required members of the Board to attend each Annual Meeting of Shareholders because the formal meetings have been attended by very few shareholders and have generally been very brief and procedural in nature. The Board will continue to monitor shareholder interest and attendance at future meetings and reevaluate this policy as appropriate.

PROPOSAL 2 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Executive Compensation section of this Proxy Statement. While this vote is advisory and non-binding on the company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophies, policies and practices which the Compensation Committee will be able to consider for the remainder of 2021 and beyond. The compensation of our Named Executive Officers and our compensation philosophies and practices are described in the Executive Compensation discussion and accompanying tables.

The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties and that align pay with creating shareholder value, minimize risky behavior, and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of our executives, and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company.

Neither the approval nor the disapproval of this proposal will be binding on us or the Board or will be construed as overruling decisions by us or the Board. The company intends to provide shareholder advisory votes on its compensation of Named Executive Officers annually.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CODE OF ETHICS

The company has adopted a Code of Ethics that applies to all directors, officers, and employees.  The Code of Ethics is posted on our website at www.intelsys.com.  The company discloses on its website, within the time required by the rules of the SEC, any waivers of, or amendments to, the Code of Ethics for the benefit of an executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Nichols, Cauley & Associates, LLC (“Nichols Cauley”) acted as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. We expect that representatives of Nichols Cauley will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Nichols Cauley for the audit for the fiscal year 2021. The following is a summary of fees and expenses billed to the company by Nichols Cauley for services during 2020 and 2019:

Audit Fees - We were billed aggregate fees of $105,000 and $157,000 for review and audit services by Nichols Cauley in the years ended December 31, 2020 and 2019, respectively.

All Other Fees - We were billed fees of $242,000 and $72,000 in other fees by Nichols Cauley in the years ended December 31, 2020 and 2019, respectively. Such fees were for independent attestation services associated with service auditor SOC reports for the subsidiary’s processing services.

It is the policy of the Audit Committee to approve in advance, either verbally or in writing, all audit services and permitted non-audit services provided to the company by the independent accountants. All such services were pre-approved by the Audit Committee in the two years ended December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The lease on our headquarters and primary facility at 4355 Shackleford Road, Norcross, Georgia is held by ISC Properties, LLC, an entity controlled by our Chairman and Chief Executive Officer, J. Leland Strange. Mr. Strange holds a 100% ownership interest in ISC Properties, LLC. In the years ended December 31, 2020 and 2019, we paid $214,000 and $210,000, respectively, in rent to ISC Properties, LLC, which the company believes to be market rate.

SHAREHOLDERS’ PROPOSALS FOR THE ANNUAL MEETING IN 2022

Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2022 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 13, 2021. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our Bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2022 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before December 15, 2021. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by December 15, 2021.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

ADDITIONAL INFORMATION

Any record or beneficial owner of our common stock as of April 5, 2021 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2020, including financial statements, schedules and exhibits. Shareholders may also view and download a free copy of our Annual Report on Form 10-K from our web site at www.intelsys.com. Any request for the Form 10-K should be in writing addressed to: Matthew A. White, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

IMPORTANT NOTICE CONCERNING THE AVAILABLITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report to Shareholders are available at https://materials.proxyvote.com/45816D

ANNUAL MEETING OF STOCKHOLDERS OF

INTELLIGENT SYSTEMS CORPORATION

May 27, 2021

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, and Proxy Card are available at https://materials.proxyvote.com/45816D

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE, AND "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of One Director:

☐ FOR THE NOMINEE

☐ AGAINST THE NOMINEE

☐ ABSTAIN

NOMINEE:

○ J. LELAND STRANGE

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy will be voted as directed. If no instructions are specified, the proxy will be voted "FOR" Proposals 1 and 2.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of the Shareholders and the 2020 Annual Report to Shareholders.

Signature of Stockholder ____________ Date ______ Signature of Stockholder ____________ Date ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTELLIGENT SYSTEMS CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned, hereby appoints J. Leland Strange and Matthew A. White as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Intelligent Systems Corporation held or owned by the undersigned as of the April 5, 2021 record date, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4355 Shackleford Road, Norcross, GA 30093 on May 27, 2021 at 4:00 p.m., local time, or any adjournment or postponement thereof.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

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